Exhibit 10.2

10868 189th Street Council Bluffs, IA 51503 712-366-0392 Phone 712-366-0394 Fax

May 16, 2011

Bunge North America, Inc.
Attn: Bailey Ragan
11720 Borman Drive
St. Louis, Missouri 63146

RE:	Termination of Lease Agreement between Bunge North America, Inc. (“Bunge”) and Southwest Iowa Renewable Energy, LLC (“SIRE”) dated December 15, 2008

Dear Bailey:

SIRE and Bunge are parties to the above referenced Lease Agreement. Although the term of the Lease Agreement has expired, SIRE has occupied the property on a month-to-month basis under the terms of the Lease Agreement.

On or before the date of this letter, SIRE has removed its personal property from the real property subject to the Lease Agreement, surrendered possession of the real property and otherwise complied with its obligations in Section 14 of the Lease Agreement. SIRE desires to document that, effective as of the date of this letter, the Lease Agreement is hereby terminated. Any provisions of the Lease Agreement which are expressly stated to survive termination shall survive termination.

Please confirm your acceptance of this letter by countersigning below and returning one copy.

Sincerely,

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ Brian Cahill
Name:	Brian Cahill
Title:	CEO and General Manager

Acknowledged:

BUNGE NORTH AMERICA, INC.

By:  _____________________________
Name:
Title: